UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 3, 2024

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(State or Other Jurisdiction of Incorporation)

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

President Appointments and Employment Letter Agreements

On January 3, 2024, 2U, Inc. (the “Company”) announced the appointment of Andrew Hermalyn as President of the Degree Program Segment of the Company and Aaron McCullough as President of the Alternative Credential Segment of the Company, each effective as of January 3, 2024. In connection with these appointments, on January 3, 2024, the Company entered into an offer letter with each of Mr. Hermalyn (the “Hermalyn Offer Letter”) and Mr. McCullough (the “McCullough Offer Letter”).

Mr. Hermalyn, age 35, has served as the Company’s President of Partnerships since 2017. Since joining the Company in 2008, Mr. Hermalyn served in various senior roles, including Executive Vice President of Strategic Partnerships, General Manager, and Vice President of University Relations.

Mr. McCullough, age 38, has served as the Company’s Chief Product Officer since July 2023. Prior to joining the Company, Mr. McCullough held various senior roles at Coursera, Inc., including Vice President and General Manager of the consumer segment from January 2023 to July 2023 and Vice President of Project Management from September 2021 to January 2023. From March 2020 to September 2021, Mr. McCullough served as the Head of Global Product Management at Uber Transit and from November 2017 to March 2020, Mr. McCullough served as Director of Product Management for Walmart Global Tech.

Pursuant to the terms of the Hermalyn Offer Letter, Mr. Hermalyn will receive an annual base salary of $450,000 and will be eligible for an annual performance bonus targeted at 70% of his annual base salary and an annual equity award with a target grant date fair value in an amount determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”). In connection with his appointment as President of the Degree Program Segment, Mr. Hermalyn received a one-time award of 250,000 performance-based restricted stock units. This award is eligible to vest upon the 30-day average stock price of the Company attaining at least $10.00 on or prior to the two-year anniversary of the grant date, subject to Mr. Hermalyn’s continued employment through such date.

Mr. Hermalyn will participate in the Company’s Severance and Change of Control Plan as a Tier II Participant.

Pursuant to the terms of the McCullough Offer Letter, Mr. McCullough will receive an annual base salary of $450,000 and will be eligible for an annual performance bonus targeted at 70% of his annual base salary and an annual equity award with a target grant date fair value in an amount determined by the Compensation Committee. In connection with his appointment as President of the Alternative Credential Segment, Mr. McCullough received a one-time award of 250,000 performance-based restricted stock units. This award is eligible to vest upon the 30-day average stock price of the Company attaining at least $10.00 on or prior to the two-year anniversary of the grant date, subject to Mr. McCullough’s continued employment through such date.

Mr. McCullough will participate in the Company’s Severance and Change of Control Plan as a Tier II Participant.

The foregoing descriptions of the Hermalyn Offer Letter and the McCullough Offer Letter are qualified in their entirety by reference to the text of the Hermalyn Offer Letter and the McCullough Offer Letter, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

On January 3, 2024, the Company issued a press release in connection with the foregoing appointments. A copy of the press release is furnished on Exhibit 99.1 to this report on Form 8-K.

Separation, Consulting and Release Agreement

In addition, Harsha Mokkarala has resigned from the role of Chief Revenue Officer of the Company to spend more time with his family but will continue as an employee of the Company until January 15, 2024 (the “Separation Date”).

In connection with his resignation, Mr. Mokkarala and the Company have entered into a Separation, Consulting and Release Agreement, dated as of January 3, 2024 (the “Consulting Agreement”), pursuant to which Mr. Mokkarala will serve as a consultant providing advisory and transition services to the Company from the Separation Date until January 15, 2025 (such period, the “Consulting Period”). Pursuant to the Consulting Agreement, Mr. Mokkarala will receive, an aggregate consulting fee of $204,000, paid in equal monthly installments during the Consulting Period, and a one-time payment of $10,000 following the successful completion of the Consulting Period.

The description of the Consulting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein to this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Offer Letter, dated January 3, 2024, between Andrew Hermalyn and 2U, Inc.

10.2	Offer Letter, dated January 3, 2024, between Aaron McCullough and 2U, Inc.

10.3	Separation, Consulting and Release Agreement, dated as of January 3, 2024, by and between 2U, Inc. and Harsha Mokkarala.

99.1	Press Release, dated January 3, 2024, “2U Announces New Organizational Structure and Leadership Appointments”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Matthew J. Norden
Name:	Matthew J. Norden
Title:	Chief Financial Officer

Date: January 3, 2024